UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        June 15, 2017

CALEMINDER INC.

(Exact name of registrant as specified in charter)

Delaware	000-55379	47-0993705
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

10161 Park Run Drive, Suite 150, Las Vegas, Nevada	89145
(Address of Principal Executive Offices)	(zip code)

(702) 805-2700
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

250% Stock Dividend

The Board of Directors Caleminder Inc. (the “Company”), has declared a 3.5-for-one split of the Company’s common stock in the form of a 250% stock dividend (the “Stock Dividend”), payable on June 30, 2017 to stockholders of record as of the close of business on June 15, 2017. The Stock Dividend will be an additional two and one-half shares of common stock for every share held.

The Stock Dividend will become effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace at the open of business on July 3, 2017, whereupon the common stock will begin trading on a split-adjusted basis under the trading symbol “CMNDD” for a period of 20 business days. After such 20-day period, the “D” will be removed from the trading symbol, which will revert to the original symbol of “CMND”. No fractional shares will be issued to stockholders in connection with the Stock Dividend. In lieu of fractional shares, stockholders will receive cash in an amount equal to the product obtained by multiplying $1.25 by the fraction of a share to which the stockholder would otherwise be entitled.

The Company currently has 10,000,000 shares of common stock outstanding and will have approximately 35,000,000 shares outstanding as a result of the Stock Dividend.

SEC Investigation

On or about June 1, 2017 (i) current management of the Company became aware that the Company is the subject of an investigation by the United States Securities and Exchange Commission (“SEC”), and (ii) the Company and David Lamadrid, its Chief Executive Officer, received requests from the SEC to provide it with certain documents in connection with such investigation. Management has now learned that the investigation has been ongoing since at least January 2016, and focuses on the offer and sale of securities by the Company prior to the purchase of a controlling interest in the Company by the current stockholders and the appointment of current management in May 2017. Current management of the Company did not become aware of the investigation until June 2017. The Company and Mr. Lamadrid are cooperating fully with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caleminder, Inc.

Date: June 15, 2017

By:	/s/ David Lamadrid
David Lamadrid
Chief Executive Officer